STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 16, 2018

Job Number: C20180716-0961
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180314242-67	Amended & Restated Articles	3 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20180716-0961

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180314242-67
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/16/2018 11:00 AM
	Entity Number E0480682008-2

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

PetroTerra Corp.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Article III - one (1) for two hundred and fifty (250) reverse stock split.

4. Effective date and time of filing: (optional) Date: 07/17/2018 Time: 6:00AM
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PetroTerra Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Amended and Restated Articles is amended in its entirety to provide as follows:

ARTICLE I

The name of the corporation is Transportation and Logistics Systems, Inc.

Article III of the Amended and Restated Articles is amended by deleting the first paragraph in its entirety and replacing it with the following paragraph:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80 %

4. Effective date and time of filing: (optional) Date: 07/17/2018 Time: 6:00am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLE III

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is 510,000,000 shares. 500,000,000 shares shall be Common Stock, par value $0.001 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.001 per share. Upon the filing of the Certificate of Amendment to the Amended and Restated Articles of Incorporation with the Nevada Secretary of State, a one (1) for two hundred and fifty (250) reverse split of the outstanding Common Stock of the Corporation shall occur pursuant to which every two hundred and fifty (250) shares of outstanding Common Stock of the Corporation shall be converted into one (1) share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 500,000,000 shares. The Reverse Stock Split shall not affect the total number of shares of Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 10,000,000 shares. No fractional shares shall be issued in connection with the foregoing combination; if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Nevada Business Identification # NV20081132179

Expiration Date: July 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 16, 2018

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.